EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, made as of this 22nd day of May, 2001, by and between ATC Funds, Inc. ("ATC"), a corporation created under the laws of the State of Maryland, with its principal place of business at 125 Lincoln Avenue, Suite 125, Santa Fe, New Mexico, 87501-2052 and Declaration Fund ("Declaration"), a business trust created under the laws of the Commonwealth of Pennsylvania, with its principal place of business at 555 North Lane, Suite 6160, Conshohocken, PA 19428.

                             PLAN OF REORGANIZATION

     The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by ATC on behalf of the ATC Fund (as hereinafter defined) of substantially all of the property, assets and goodwill of The Water Fund (the "Declaration Portfolio"), a separate series of Declaration, in exchange solely for Institutional Class shares of beneficial interest ("Class I Shares"), of The Water Fund (the "ATC Fund"), a separate series of ATC, and the assumption by ATC on behalf of the ATC Fund of all of the liabilities of the Declaration Portfolio, (ii) the distribution of such shares of beneficial interest of the ATC Fund to the shareholders of the Declaration Portfolio according to their respective interests, and (iii) the dissolution of the Declaration Portfolio as soon as practicable after the closing (as referenced in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS AND LIABILITIES, LIQUIDATION AND DISSOLUTION OF THE DECLARATION PORTFOLIO

     (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of ATC herein contained, and in consideration of the delivery by ATC of the number of its Class I Shares of beneficial interest of the ATC Fund hereinafter provided, Declaration, on behalf of the Declaration Portfolio, agrees that it will sell, convey, transfer and deliver to ATC on behalf of the ATC Fund at the Closing provided for in Section 3 all of the liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise ("Liabilities") and the assets of the Declaration Portfolio as of the close of business on Closing Date, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption and such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto (1) to discharge all of the Declaration Portfolio's Liabilities on its books at the close of business on the Closing Date, including, but not limited to, its income, dividends and capital gains distributions, if any, payable for any period prior to, and through, the close of business on the Closing Date, and excluding those liabilities and obligations that would otherwise be discharged at a later date in the ordinary course of business, and (2) to pay such contingent liabilities as the trustees of Declaration shall reasonably deem to exist against the Declaration Portfolio, if any, at the close of business on the Closing Date, for which contingent and other appropriate liability reserves shall be established on the books of the Declaration Portfolio (hereinafter "Net Assets"). Declaration, on behalf of the Declaration Portfolio, shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date. Declaration agrees to use commercially reasonable best efforts to identify all Liabilities prior to the Closing Date and to discharge all known Liabilities on or prior to the Closing Date.

     (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of Declaration herein contained, and in consideration of such sale, conveyance, transfer, and delivery, ATC agrees at the Closing to assume the Liabilities and to deliver to the Declaration Portfolio the number of Class I Shares of beneficial interest of the ATC Fund, determined by dividing the net asset value per share of beneficial interest of the No-Load shares ("No-Load Shares") of the Declaration Portfolio as of the close of business on the Closing Date by the net asset value per share of beneficial interest of the Class I Shares of the ATC Fund as of the close of business on the Closing Date, which net asset value per share shall be identical to that determined to be the net asset value per share of the No-Load Shares of the Declaration Portfolio as of the close of business on the Closing Date, and multiplying the result by the number of outstanding shares of the No-Load Shares of the Declaration Portfolio as of the close of business on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

     (c) As soon as practicable following the Closing, the Declaration Portfolio shall dissolve and distribute pro rata to its shareholders of record as of the close of business on the Closing Date the Class I Shares of beneficial interest of the ATC Fund received by the Declaration Portfolio pursuant to this Section
1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of the ATC Fund of the type and in the amounts due such shareholders based on their respective holdings of No-Load Shares of the Declaration Portfolio as of the close of business on the Closing Date. Fractional shares of beneficial interest of the Class I Shares of the ATC Fund shall be carried to the third decimal place. No certificates representing Class I Shares of beneficial interest will be issued to shareholders of the No-Load Shares irrespective of whether such shareholders hold their No-Load Shares in certificated form.

     (d) At the Closing, each shareholder of record of the Declaration Portfolio as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(f) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Declaration Portfolio that such person had on such Distribution Record Date.

2.   VALUATION

     (a) The value of the Declaration Portfolio's Net Assets to be acquired by the ATC Fund hereunder shall be computed as of the close of business (which shall be deemed to be the close of the New York Stock Exchange, Inc. ("NYSE")) on the Closing Date using the valuation procedures set forth in the Declaration Portfolio's currently effective prospectus and statement of additional information.

     (b) The net asset value of a share of beneficial interest of the Class I Shares of the ATC Fund shall be identical to the net asset value per share of the No-Load Shares of the Declaration Portfolio at the close of business on the Closing Date, determined as set forth in subsection (c) of Section 2.

     (c) The net asset value of a share of beneficial interest of the No-Load Shares of the Declaration Portfolio shall be determined to the nearest full cent as of the close of business (which shall be deemed to be the close of the NYSE) on the Closing Date, using the valuation procedures as set forth in the Declaration Portfolio's currently effective prospectus and statement of additional information.

3.   CLOSING AND CLOSING DATE

     The Closing Date shall be July 30, 2001, or such later date as the parties may mutually agree in writing. The Closing shall take place at the principal office of ATC, 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico, 87501-2052 at 12:00 noon, Eastern Time on the first business day following the Closing Date. Notwithstanding anything herein to the contrary, in the event that on the Closing Date, (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of ATC or Declaration, accurate appraisal of the value of the net assets of the Declaration Portfolio or the ATC Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Declaration Portfolio and the ATC Fund is practicable in the judgment of ATC and Declaration. Declaration shall have provided for delivery as of the Closing of those Net Assets of the Declaration Portfolio to be transferred to ATC's Custodian, UMB Bank, N.A., 928 Grand Blvd., 10th Floor, Kansas City, MO 64106. Also, Declaration shall deliver at the Closing a list of names and addresses of the shareholders of record of the No-Load Shares of the Declaration Portfolio and the number of No-Load Shares of the Declaration Portfolio owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of the close of business on the Closing Date, certified by its transfer agent, or by its President to the best of their knowledge and belief. ATC shall issue and deliver a certificate or certificates evidencing Class I Shares of the ATC Fund to be delivered at the Closing to said transfer agent registered in such manner as Declaration may request, or provide evidence satisfactory to Declaration that such shares of beneficial interest of the Class I Shares of the ATC Fund have been registered in an open account on the books of the ATC Fund in such manner as Declaration may request.

4.   REPRESENTATIONS AND WARRANTIES BY DECLARATION

     Declaration represents and warrants to ATC that:

     (a) Declaration is a business trust created under the laws of the Commonwealth of Pennsylvania on October 1, 1989, and is validly existing and in good standing under the laws of that state. Declaration, of which the Declaration Portfolio is a separate series, is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

     (b) Declaration is authorized to issue an unlimited number of shares of beneficial interest of the Declaration Portfolio. Each outstanding No-Load Share is duly and validly issued, fully paid, non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is fully transferable.

     (c) The financial statements appearing in Declaration's Annual Report to Shareholders for the fiscal year ended December 31, 2000, copies of which have been delivered to ATC, have been audited by Sanville & Company, which has issued an unqualified opinion that the statements fairly present the financial position of Declaration and the Declaration Portfolio as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles.

     (d) The books and records of the Declaration Portfolio made available to ATC and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Declaration Portfolio.

     (e) Declaration has the necessary power and authority to conduct its business as such business is now being conducted.

     (f) Declaration is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement and Plan of Reorganization.

     (g) Declaration is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     (h) Declaration does not have any unamortized or unpaid organizational fees or expenses.

     (i) The Declaration Portfolio satisfies, will at the Closing satisfy, and consummation of the transactions contemplated by this Agreement will not cause it to fail to satisfy, for any period, the requirements of Subchapter M of the Code relating to qualification as a regulated investment company.

5.   REPRESENTATIONS AND WARRANTIES BY ATC

     ATC represents and warrants to Declaration that:

     (a) ATC is a corporation created under the laws of the State of Maryland, and is validly existing and in good standing under the laws of that state. ATC, of which the ATC Fund is a separate series, is duly registered under the 1940 Act, as an open-end, management investment company, such registration is in full force and effect as of the date hereof or will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising the initial capital.

     (b) ATC is authorized to issue an indefinite number of shares of beneficial interest. Each outstanding share is fully paid, non-assessable and has full voting rights and except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is fully transferable. The Class I Shares of beneficial interest of the ATC Fund to be issued pursuant to this Agreement will be fully paid, non-assessable, fully transferable and have full voting rights.

     (c) At the Closing, the Class I Shares of beneficial interest of the ATC Fund will be eligible for offering to the public in those states of the United States and jurisdictions in which the No-Load Shares of the Declaration Portfolio are presently eligible for offering to the public, and there are a sufficient number of such shares registered under the 1933 Act, to permit the transfers contemplated by this Agreement to be consummated.

     (d) ATC has the necessary power and authority to conduct its business as such business is now being conducted.

     (e) ATC is not a party to or obligated under any provision of its Articles of Incorporation, By-laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement.

     (f) Neither ATC nor the ATC Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (g) ATC does not have any unamortized or unpaid organizational fees or expenses.

     (h) The books and records of the ATC Fund made available to Declaration and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the ATC Fund.

6.   REPRESENTATIONS AND WARRANTIES BY DECLARATION AND ATC

     Declaration and ATC each represents and warrants to the other that:

     (a) The statement of assets and liabilities to be furnished by it as of the close of business on the Closing Date for the purpose of determining the number of Class I Shares of beneficial interest of the ATC Fund to be issued pursuant to Section 1 of this Agreement will accurately reflect its Net Assets in the case of the Declaration Portfolio and its net assets in the case of the ATC Fund, and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (a) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c) There are no legal, administrative or other proceedings or investigations against, or, to its knowledge threatened against it which would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement. It is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business which would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement.

     (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (e) It has duly and timely filed all Tax (as defined below) returns and reports (including information returns), which are required to be filed by it, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by it. It has paid or made provision and properly accounted for all Taxes due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in its books and records as of the close of business on the Closing Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by it for any periods or fiscal years prior to or including the close of business on the Closing Date, including all Taxes imposed before or after the close of business on the Closing Date which are attributable to any such period or fiscal year. No return filed by it is currently being audited by the Internal Revenue Service or by any state or local taxing authority. As used in this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to its assets.

     (f) It has full power and authority to enter into and perform its obligations under this Agreement, subject with respect to the performance of its obligations by Declaration and the Declaration Portfolio, to approval of its shareholders. The execution, delivery and performance of this Agreement have been duly and validly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (g) All information provided to Declaration by ATC and by ATC to Declaration for inclusion in, or transmittal with, the Combined Proxy Statement and Prospectus with respect to this Agreement and Plan of Reorganization pursuant to which approval of the Declaration Portfolio's shareholders will be sought, shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (h) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, or state securities laws or Pennsylvania laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

7.   COVENANT OF ATC

     The Class I Shares to be issued and delivered to the Declaration Portfolio pursuant to the terms hereof shall have been duly authorized as of the Closing and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable, and no shareholder of the ATC Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

8.   COVENANTS OF DECLARATION AND ATC

     (a)  Declaration  and  ATC  each  covenant  to  operate  their   respective
businesses as presently conducted between the date hereof and the Closing.

     (b) Declaration undertakes that it will not acquire the Class I Shares of beneficial interest of the ATC Fund for the purpose of making distributions thereof other than to the Declaration Portfolio's shareholders.

     (c) Declaration and ATC each agree that by the Closing, all of its federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

     (d) Declaration will at the Closing provide ATC with:

          (1) A statement of the respective tax basis of all investments to be transferred by the Declaration Portfolio to the ATC Fund certified by Sanville & Company.

          (2) A copy of the shareholder ledger accounts for all the shareholders of record of the No-Load Shares of the Declaration Portfolio as of the close of business on the Closing Date, who are to become holders of the Class I Shares of the ATC Fund as a result of the transfer of assets which is the subject of this Agreement, certified by its transfer agent or its President to the best of their knowledge and belief.

     (e) Declaration agrees to mail to each shareholder of record of the No-Load Shares of the Declaration Portfolio entitled to vote at the meeting of shareholders at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section

14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (f) ATC will file with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form N-14 under the 1933 Act ("Registration Statement"), relating to the Class I Shares of beneficial interest of the ATC Fund issuable hereunder, and will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable. At the time such Registration Statement becomes effective, it (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Declaration Portfolio's shareholders' meeting, and at the Closing, the prospectus and statement of additional information included in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (g) Declaration and ATC each shall supply to the other, at the Closing, the statement of assets and liabilities described in Section 6(a) of this Agreement in conformity with the requirements described in such Section.

9.   CONDITIONS PRECEDENT TO BE FULFILLED BY DECLARATION AND ATC

     The obligations of Declaration and ATC to effectuate this Agreement and the Plan of Reorganization hereunder shall be subject to the following respective conditions:

     (a) That (1) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (3) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

     (b) That the other party shall have delivered to such party a copy of the resolutions approving this Agreement adopted by the other party's Board of Trustees/Directors, certified by the Secretary or equivalent officer.

     (c) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) ATC will have obtained, not later than the Closing, a rider to its Directors and Officers Errors and Omissions Insurance Policy which protects the Trustees of Declaration from liability and losses relating to the Declaration Portfolio, such rider to remain in effect for a period of one year from the Closing and to cover claims made against the Trustees of the Declaration Portfolio for claims arising from actions and/or omissions claimed to have been made by the Trustees for a period of one year prior to the Closing. Declaration agrees that such rider may be modified as required in order that the total premium paid by ATC for such rider for the time period contemplated by this Section shall not exceed one thousand dollars ($1,000).

     (e) That this Agreement and the Plan of Reorganization and the transactions contemplated hereby shall have been approved by holders of at least a majority of the No-Load Shares of the Declaration Portfolio voted at a special meeting to be held not later than July 30, 2001 or other such date as the parties may agree.

     (f) That the Declaration Portfolio shall have declared a distribution or distributions prior to the Closing Date which, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the close of business on the Closing Date, and (ii) any undistributed ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

     (g) That prior to or at the Closing, Declaration and ATC shall receive an opinion from David Jones & Assoc., P.C., counsel to ATC, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement and in accordance with customary representations provided by Declaration and ATC in certificates delivered to counsel to ATC:

          (1) The acquisition by the ATC Portfolio of all of the assets and the assumption of the liabilities of the Declaration Portfolio in exchange for the ATC Portfolio shares will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the ATC Portfolio and the Declaration Portfolio will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be recognized by the Declaration Portfolio upon the transfer of all of its assets to and the assumption of its liabilities by the ATC Portfolio in exchange solely for shares of the ATC Portfolio pursuant to Section 361(a) and Section 357(a) of the Code;

          (3) No gain or loss will be recognized by the ATC Portfolio upon the receipt by it of all of the assets and the assumption of the liabilities of the Declaration Portfolio in exchange solely for shares of the ATC Portfolio pursuant to Section 1032(a) of the Code;

          (4) The basis of the assets of the Declaration Portfolio received by the ATC Portfolio will be the same as the basis of such assets to the Declaration Portfolio immediately prior to the exchange pursuant to
          Section 362(b) of the Code;

          (5) The holding period of the assets of the Declaration Portfolio received by the ATC Portfolio will include the period during which such assets were held by the Declaration Portfolio pursuant to Section 1223(2) of the Code;

          (6) No gain or loss  will be  recognized  by the  shareholders  of the
          Declaration Portfolio upon the exchange of their shares in the Declaration Portfolio for voting shares of the ATC Portfolio (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code;

          (7) The basis of the ATC Portfolio's shares received by the Declaration Portfolio shareholders (including fractional shares to which they may be entitled) will be the same as the basis of the shares of the Declaration Portfolio exchanged therefor pursuant to
          Section 358(a)(1) of the Code;

          (8) The holding period of the ATC Portfolio's shares received by the Declaration Portfolio's shareholders (including fractional shares to which they may be entitled) will include the holding period of the Declaration Portfolio's shares surrendered in exchange therefor, provided that the Declaration Portfolio shares were held as a capital asset on the date of the Reorganization pursuant to Section 1223(l) of the Code; and

          (9) The ATC Portfolio will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury Regulations) the items of the Declaration Portfolio described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code, and the Treasury Regulations thereunder.

     (h) That Declaration shall have received an opinion in form and substance reasonably satisfactory to it from David Jones & Assoc., P.C., counsel to ATC, to the effect that, subject in all respects to the effects of bankruptcy, insolvency: arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

          (1) ATC was created as a corporation under the laws of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland;

          (2) ATC is authorized to issue an indefinite number of shares of beneficial interest, par value $.0001. Assuming that the initial Class I Shares of beneficial interest of the ATC Fund were issued in accordance with the 1940 Act and ATC's Amended and Restated Articles of Incorporation and By-laws, and that all other such outstanding shares of the ATC Fund were sold, issued and paid for in accordance with the terms of the ATC Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) ATC is an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in the ATC Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against ATC, the unfavorable outcome of which would materially and adversely affect ATC or the ATC Fund;

          (5) The shares of beneficial interest of the ATC Fund to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided in this Agreement, will have been validly issued and fully paid and will be non-assessable by ATC or the ATC Fund, and to such counsel's knowledge, no shareholder has any preemptive right to subscription or purchase in respect thereof;

          (6) To such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by ATC of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Maryland laws (including, in the case of each of the foregoing, the rules and regulations thereunder and such as may be required under state securities laws);

          (7) Neither the execution, delivery nor performance of this Agreement by ATC violates any provision of its Amended and Restated Articles of Incorporation, its By-laws, or the provisions of any agreement or other instrument, known to such counsel to which ATC is a party or by which ATC is otherwise bound; and

          (8) This Agreement has been duly and validly authorized, executed and delivered by ATC and represents the legal, valid and binding obligation of ATC and is enforceable against ATC in accordance with its terms.

          In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of ATC with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of ATC.

     (i) That ATC's Registration Statement with respect to the Class I Shares of beneficial interest of the ATC Fund to be delivered to the Declaration Portfolio's shareholders in accordance with this Agreement shall have become effective, and no stop order suspending the effectiveness of the Registration

Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (j) That the Class I Shares of beneficial interest of the ATC Fund to be delivered hereunder shall be eligible for sale by ATC with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each Declaration Portfolio shareholder.

     (k) That at the Closing, Declaration transfers to the ATC Fund aggregate Net Assets of the Declaration Portfolio comprising 100% in fair market value of the total net assets recorded on the books of the Declaration Portfolio on the Closing Date.

     (l) ATC and the Declaration Portfolio (including Declaration Service Company) shall have received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of the termination of the Declaration Portfolio's service contracts at the Closing.

10.  BROKERAGE FEES AND EXPENSES; OTHER AGREEMENTS

     (a) Declaration and ATC each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

     (b) The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, shall be borne exclusively by ATC Trust Company and not by ATC or Declaration.

     (c) Any other provision of this Agreement to the contrary notwithstanding, any liability of Declaration under this Agreement with respect to any series of the Declaration Fund, or in connection with the transactions contemplated herein with respect to any series of the Declaration Fund, shall be discharged only out of the assets of that series of the Declaration Fund, and no other series of the Declaration Fund shall be liable with respect thereto.

     (d) Declaration will terminate the Principal Underwriting Agreement between Declaration, ATC Trust Company and Declaration Distributors, such termination to be effective as of the date of the Closing.

11.  TERMINATION; WAIVER; ORDER

     (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the Declaration Portfolio) prior to the Closing as follows:

          (1) by mutual consent of Declaration and ATC in writing;

          (2) by ATC if any condition  precedent to its obligations set forth in
          Section 9 has not been fulfilled or waived by ATC in writing; or

          (3) by Declaration if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by the Declaration in writing.

     An election by Declaration or ATC to terminate this Agreement and to abandon the Plan of Reorganization shall be exercised, respectively, by the Board of Trustees of Declaration or the Board of Directors of ATC.

     (b) If the transactions contemplated by this Agreement have not been consummated by July 30, 2001, this Agreement shall automatically terminate on that date, unless a later date is agreed to in writing by both Declaration and ATC.

     (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either Declaration or ATC or persons who are their trustees, directors, officers, agents or shareholders in respect of this Agreement.

     (d) At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by either Declaration or ATC, respectively (whichever is entitled to the benefit thereof), by action taken by the Board of Trustees of Declaration or the Board of Directors of ATC, if, in the judgment of the Board of Trustees of Declaration or the Board of Directors of ATC (as the case may be), such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the holders of shares of the Declaration Portfolio or the ATC Fund, on behalf of which such action is taken.

     (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of Reorganization.

     (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions which are determined by action of the Board of Trustees of Declaration or the Board Directors of ATC to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Declaration Portfolio, unless such further vote is required by applicable law or such terms and conditions shall result in a change in the method of computing the number of Class I Shares of beneficial interest of the ATC Fund to be issued to the Declaration Portfolio in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of the Declaration Portfolio prior to the meeting at which the transactions contemplated by this Agreement shall have been approved, this Agreement shall not be consummated and shall terminate unless Declaration shall promptly call a special meeting of shareholders of the Declaration Portfolio at which such conditions so imposed shall be submitted for approval.

12.  INDEMNIFICATION BY ATC AND THE ATC FUND

     ATC and the ATC Fund hereby agree to indemnify and hold the Trustees of Declaration (each an "Indemnified Party") harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) not covered by the insurance to be provided to the Trustees of Declaration as described in Section 9 hereof, which any Indemnified Party may incur or sustain by reason of the fact that (i) any representations or warranties made by ATC in Sections 5 or 7 hereof should prove false or erroneous in any material respect, (ii) any covenant has been breached by ATC or the ATC Fund in any material respect, or (iii) any claim is made alleging that (a) the Combined Proxy Statement and Prospectus delivered to the shareholders of the Declaration Portfolio in connection with this transaction or (b) the Registration Statement on Form N-14 of which such Combined Proxy Statement and Prospectus forms a part, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to ATC by Declaration, its investment adviser or distributor.

13.  NOTICE OF CLAIM OF INDEMNIFICATION

     In the event that any claim is made against any Indemnified Party in respect of which indemnity may be sought by an Indemnified Party under Section 12 of this Agreement, the Indemnified Party seeking indemnification shall, with reasonable promptness and before payment of such claim, give written notice of such claim to the other party (the "Indemnifying Party"). If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after giving notice hereunder, then the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of the claim is established (i) to the satisfaction of the Indemnifying Party, or (ii) by a final determination of a court of competent jurisdiction, whereupon the

Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement and Plan of Reorganization, or (iii) with respect to any Tax claims, within seven (7) calendar days following the earlier of (A) an agreement between Declaration and ATC that an indemnity amount is payable, (B) an assessment of a Tax by a taxing authority, or (C) a "determination" as defined in Section 1313(a) of the Code. For purposes of this
Section 13, the term "assessment" shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority. In the event of any objection by the Indemnifying Party, the Indemnifying Party shall promptly investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.

14.  FINAL TAX RETURNS AND FORMS 1099 OF THE DECLARATION PORTFOLIO

     (a) After the Closing, Declaration shall or shall cause its agents to prepare any federal, state or local Tax returns, including any Forms 1099, required to be filed by Declaration with respect to the Declaration Portfolio's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

     (b) Notwithstanding the provisions of Section 1 hereof, any expenses incurred by Declaration or the Declaration Portfolio (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by ATC.

15.  COOPERATION AND EXCHANGE OF INFORMATION

     ATC and the Declaration will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees and officers available on a mutually convenient basis to provide explanations of any documents or information provided hereunder to the extent, if any, that such party's employees are familiar with such documents or information. Each party or their respective agents will retain for a period of six (6) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Declaration Portfolio and ATC Fund for its taxable period first ending after the Closing Date and for all prior taxable periods. Any information obtained under this Section 15 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund.

16.  ENTIRE AGREEMENT AND AMENDMENTS

     This Agreement embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

17.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

18.  NOTICES

     Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Declaration Fund at 555 North Lane, Suite 6160, Conshohocken, PA 19428, Attention: Terence P. Smith, with copies to Charles W. Lutter, Jr., 103 Canyon Oaks, San Antonio, Texas 78232; or to ATC at 125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico, 87501-2052, Attention Mr. Clark H. Woolley, with copies to Mr. David D. Jones, David Jones & Assoc., P.C., 4747 Research Forest Drive, Suite 180-303, The Woodlands, Texas 77381, as the case may be.

19.  GOVERNING LAW

     This Agreement shall be governed by and carried out in accordance with the internal laws of the State of Maryland.

20.  EFFECT OF FACSIMILE SIGNATURE.

     A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

     IN WITNESS WHEREOF, the Declaration Funds and ATC Funds, Inc. have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

DECLARATION FUND                               ATC FUNDS, INC.

------------------------------                 -----------------------------
By:  Terence P. Smith                          By:  Roger Decort
Its:  President                                President


ATTEST:                                        ATTEST:

------------------------------                 --------------------------------
By:  __________________________                By:  Clark H. Woolley
Its:  Secretary                                         Its:  Secretary